EXHIBIT (H)(5)

                           THOMPSON PLUMB FUNDS, INC.
                             SECOND AMENDMENT TO THE
                       TRANSFER AGENT SERVICING AGREEMENT

      THIS SECOND AMENDMENT dated as of the ____ day of March, 2006, to the Transfer Agent Servicing Agreement, dated as of the 30th day of November, 2003 (the "Agreement"), is entered by and between Thompson Plumb Funds, Inc., a Wisconsin corporation (the "Corporation") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

                                    RECITALS

            WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

            WHEREAS, the Corporation and USBFS desire to amend said Agreement;
      and

            WHEREAS, Paragraph 7 of the Agreement allows for its amendment by a written instrument executed by both parties.

            NOW, THEREFORE, the parties agree as follows:

      Exhibit A of the Agreement, which list the series of funds and the fee schedule, is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THOMPSON PLUMB FUNDS, INC.              U.S. BANCORP FUND SERVICES, LLC


By:                                     By:
    ---------------------------------       ------------------------------------

Name:                                   Name:
      -------------------------------         ----------------------------------

Title:                                  Title:
      -------------------------------          ---------------------------------

                                    Exhibit A
                                     to the
         Transfer Agent Servicing Agreement - Thompson Plumb Funds, Inc.

                  Separate Series of Thompson Plumb Funds, Inc.

      Name of Series                                 Date Added
--------------------------                           ----------
Thompson Plumb Growth Fund                             2/10/92
Thompson Plumb Bond Fund                               2/10/92

                        Annual Fee Schedule - March 2006

--------------------------------------------------------------------------------
                      TRANSFER AGENT & SHAREHOLDER SERVICES
--------------------------------------------------------------------------------

Service Charges to the Fund*

Shareholder Account Fee (Subject to Minimum)

      o     No-Load - $15.00 /account

      o     Load Fund - $16.00 /account

      o     Daily Accrual Fund - $21.00 /account

      o     Matrix Level 3 Accounts - $11.00/account

Annual Minimum

      o     $24,000 per no-load fund

      o     $28,000 per load or daily accrual fund

      o     $15,000 each additional class

Activity Charges

      o     Telephone Calls - $1.50 /call

      o     E-mail Services

            $2.50 /e-mail received

      o     Draft Check Processing - $1.00 /draft

      o     Lost Shareholder Search - $5.00 /search

      o     AML Base Service (excl Level 3 accounts)

            0-999 accounts - $500.00/year
            1,000-4,999 accounts - $1,000/year
            5,000-9,999 accounts - $2,500/year
            10,000+ accounts - $5,000/year

      o AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account

      o     Shareholder Verifications $0.35/item

      o     ACH/EFT Shareholder Services:

            $125.00 /month/fund group
            $ .50 /ACH item, setup, change
            $5.00 /correction, reversal

Out-of-pocket Costs - Including but not limited to:

      o     Telephone toll-free lines, call transfers, etc.

      o     Mailing, sorting and postage

      o     Stationery, envelopes

      o     Programming, special reports

      o     Insurance, record retention, microfilm/fiche

      o     Proxies, proxy services

      o     ACH fees, NSCC charges

      o     All other out-of-pocket expenses

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)

      o     $15.00 /qualified plan acct (Cap at $30.00/SSN)

      o     $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)

      o     $25.00 /transfer to successor trustee

      o     $25.00 /participant distribution (Excluding SWPs)

      o     $25.00 /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)

      o     $15.00 /outgoing wire transfer

      o     $15.00 /overnight delivery

      o     $ 5.00 /telephone exchange

      o     $25.00 /return check or ACH

      o     $25.00 /stop payment

      o $ 5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges

1.    Fund Group Setup (first cusip) - $2,000 /fund group

2.    Fund Setup - $1,500 /cusip (beyond first cusip)

3. NSCC Service Interface - All NSCC Services Setup - $1,500 /fund group Annual - $1,400 /cusip/year

4.    Telecommunications and Voice Services

      o     Service Setup - $1,650 ATT transfer connect

      o     VRU Setup - $500 /fund group

      o     VRU Maintenance - $100 /cusip/month

      o     $.35 /voice response call

      o     $.40 /voice recognition call

5.    Asset Allocation Services - $8.00 /account group/year (4 reallocations)

6.    12b-1 Aging - $1.50 /account/year

7.    Average Cost - $.36 /account/year

8.    Development/Programming - $150 /hour

9.    File Transmissions - subject to requirements

10.   Selects - $300 per select

11.   Extraordinary services - charged as incurred

      o     Conversion of Records (if necessary) - Estimate to be provided.

      o     Custom processing, re-processing

All other extraordinary services

Fees are billed monthly.

* Subject to CPI increase.

--------------------------------------------------------------------------------
* Effective with the first day after expiration of the first twelve (12) months of service, the fees and charges set forth in this Schedule shall be increased over the fees and charges during the previous twelve (12) months in the amount equal to the change in the Consumer Price Index for all Urban Consumers in the Milwaukee, Wisconsin Metropolitan Statistical Area, All Terms, Based 1982-1984 = 100, as last reported by the U.S. Bureau of Labor Statistics ("CPI-U"). Thereafter, all of the fees and charges in this fee schedule (except for out-of-pocket expenses) shall increase annually upon each anniversary of this
Schedule in an amount equal to the percentage change in the CPI-U for the proceeding twelve (12) months.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Thompson Plumb - Internet Services
                       ANNUAL FEE SCHEDULE - at March 2006
--------------------------------------------------------------------------------

FAN WEB - Shareholder internet access to account information and transaction capabilities. Internet service is connected directly to the fund group's web site through a transparent hyperlink. Shareholders can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.

Annual Base Fee - $1000/month December 1, 2003 - November 30, 2004
                  $1500/month December 1, 2004 - November 30, 2005 $2000/month December 1, 2005 - November 30, 2006

Activity (Session) Fees:

      o     Inquiry - $.10 per event

      o     Account Maintenance - $.25 per event

      o Transaction - financial transactions, reorder statements, etc. - $.50 per event

      o     New Account Set-up - $3.00 per event
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      TRANSFER AGENT & SHAREHOLDER SERVICES
                              SUPPLEMENTAL SERVICES
                         FEE SCHEDULE - effective 4/1/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

      o $500 setup/fund group of 1-5 funds, $1,500 setup/fund group of over 5 funds

      o     $.01 /open account/year